Exhibit 10.21

FIRST AMENDMENT TO THE

M.D.C. HOLDINGS, INC.

AMENDED EXECUTIVE OFFICER PERFORMANCE-BASED COMPENSATION PLAN

The Compensation Committee (the “Committee”) of M.D.C. Holdings, Inc., a Delaware corporation (the “Company”) has established the M.D.C. Holdings, Inc. Amended Executive Officer Performance-Based Compensation Plan (the “Plan”). This First Amendment to the Plan is made effective as of January 1, 2008 (“Effective Date”).

RECITALS

A. The Committee is authorized to make the following amendments to the Plan.

B. The Treasury Department and the Internal Revenue Service have issued final regulations under Section 409A of the Code, which provide in part, that plan documents must be brought into compliance with Section 409A of the Code by December 31, 2008.

C. The Committee desires to amend the Plan to comply with Section 409A of the Code.

AMENDMENTS

1. The last paragraph in Article IV of the Plan is amended to read in its entirety as follows:

The Company shall make payment to each of the Covered Employees as promptly as practicable after the end of each fiscal year, but in no event later than two and one-half months after the end of each such fiscal year. Before any payment is made for a fiscal year pursuant to the Plan, the Committee shall certify in writing (i) that the respective Goal for such fiscal year was achieved; and (ii) the amount of the Company’s Adjusted Pre-Tax Income, Stockholders’ Equity and Adjusted Pre-Tax Return on Stockholders’ Equity for such fiscal year, if payments are made under Paragraph B of Article III, or the amount of each component of the Performance Goal for such fiscal year, if payments are made under Paragraph C of Article III.

2. The following ARTICLE VI is added to the Plan:

ARTICLE VI

Section 409A

A. Notwithstanding anything contained in the Plan to the contrary, the time and form of payment that is subject to the limitations imposed by Section 409A of the Code shall comply with the requirements of Section 409A of the Code.

B. Notwithstanding anything in the Plan to the contrary, payments under the Plan are intended to be eligible for the short term deferral regulatory exception to the requirements of Section 409A of the Code.

This First Amendment, having been approved by the Committee, has been executed on the date set forth below, to be effective as of the Effective Date set forth above.

M.D.C. HOLDINGS, INC.

By:	/s/ Christopher M. Anderson
Its:	Sr. Vice President & CFO
Date:	December 31, 2008

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